EXHIBIT 10.4

When recorded mail to:

Kristin A. Roeper,

Godfrey & Kahn, S.C.

780 N Water Street

Milwaukee WI 53202

DEED OF TRUST

This DEED OF TRUST, made this 20th day of March, 2015 between SKYLINE HOMES, INC., a California corporation, herein called TRUSTOR whose address is 2520 ByPass Road, Elkhart, Indiana, and FIRST AMERICAN TITLE INSURANCE COMPANY, herein called TRUSTEE, for the benefit of FIRST BUSINESS CAPITAL CORP., herein called BENEFICIARY whose address is 401 Charmany Drive, Madison, WI 53719.

Trustor irrevocably grants, transfers and assigns to Trustee in Trust, with Power of Sale that property in the County of Yolo, State of California, described as follows (the “Property”):

Real property in the City of Woodland, County of Yolo, State of California, described as follows:

Parcel B, as shown upon that certain Parcel Map No. 2441, filed in the office of the County Recorder of the County of Yolo, State of California, on September 4, 1975, in Book 2 of Parcel Maps, at Page 90.

APN: 027-370-014-000

FOR THE PURPOSE OF SECURING all obligations of the Trustor and its affiliates as evidenced by (i) that certain Note A dated March 20, 2015, in the stated principal amount of up to Ten Million Dollars ($10,000,000.00) executed by Trustor and its affiliates, Skyline Corporation, Homette Corporation and Layton Homes Corp. (collectively, the “Affiliates”) in favor of Beneficiary (the “Note”), and (ii) that certain Loan and Security Agreement dated as of March 20, 2015 among Trustor, the Affiliates, and Beneficiary (the “Loan Agreement”);

1. Title. Trustor warrants title to the Property, excepting only restrictions and easements of record, municipal and zoning ordinances, current taxes and assessments not yet due and any liens or encumbrances set forth on Exhibit A attached hereto (“Permitted Liens”).

2. Deed As Security. This Deed of Trust secures prompt payment to Beneficiary of the sum stated in the first paragraph of this Deed of Trust, plus interest and charges,

according to the terms of the Note and the Loan Agreement, and any extensions, renewals or modifications thereof. This Deed of Trust also secures the performance of all covenants, conditions and agreements contained in this Deed of Trust, and to the extent not prohibited by law costs and expenses of collection or enforcement. Unless otherwise required by law, Beneficiary will cause the Trustee to reconvey the Property to Trustor upon request by Trustor if the Secured Obligations have been indefeasibly paid and satisfied in full, in immediately available funds, and Mortgagor and its affiliates have otherwise satisfied all of their respective obligations under Section 10 of the Loan Agreement.

3. Taxes. Trustor shall pay before they become delinquent all taxes, assessments and other governmental charges which may be levied or assessed against the Property, or against Beneficiary or Trustee upon this Deed of Trust or the Note or other debt secured by this Deed of Trust, or upon Beneficiary’s or Trustee’s interest in the Property, and upon request by Beneficary deliver to Beneficiary receipts showing timely payment.

4. Insurance. Trustor shall keep the improvements on the Property insured in such amounts and against direct loss or damage occasioned by fire, extended coverage perils and such other hazards as Beneficiary may require, and shall pay the premiums when due. The policies shall contain the standard mortgagee clause in favor of Beneficiary. Beneficiary shall promptly give notice of loss to insurance companies and Beneficiary. In the event of foreclosure of this Deed of Trust or other transfer of title to the Property, in extinguishment of the indebtedness secured hereby, all right, title, and interest of Trustor in and to any insurance then in force shall pass to the purchaser or grantee.

5. Trustor’s Covenants. Trustor covenants:

(a) Condition and Repair. To keep the Property in good and tenantable condition and repair, ordinary wear and tear excepted, and to restore or replace damaged or destroyed improvements and fixtures;

(b) Liens. To keep the Property free from liens and encumbrances other than the Permitted Liens;

(c) Prior Encumbrances. To perform all of Trustor’s obligations and duties under any deed of trust or security agreement, if any, with a lien which has priority over this Deed of Trust and any obligation to pay secured by such a deed or security agreement, except to the extent such obligation is being contested in good faith by appropriate proceedings;

(d) Waste. Not to commit waste or permit waste to be committed upon the Property;

(e) Conveyance. Not to sell, assign, lease, mortgage, convey or otherwise transfer any legal or equitable interest in all or part of the Property, or permit the same to occur, except with the prior written consent of Beneficiary, and, without notice to Trustor, Beneficiary may deal with any transferee as to his interest in the same manner as with Trustor, without in any way discharging the liability of Trustor under this Deed of Trust;

(f) Alteration or Removal. Except in the ordinary course of the Trustor’s business, not to remove, demolish or alter any material portion of the Property, without Beneficiary’s prior written consent;

(g) Condemnation. Subject to prior payment in full of Secured Obligations, to pay to Beneficiary all compensation received for the taking of the Property, or any part, by condemnation proceedings (including payments in compromise of condemnation proceedings), and all compensation received as damages for injury to the Property, or any part, unless such compensation is to be used by Trustor to restore or rebuild any part of the Property; and

(h) Ordinances; Inspection. To comply with all laws, ordinances and regulations affecting the Property except where the failure to comply would not have a material adverse effect on the Property or the Trustor’s operations on the Property and would not be disadvantageous in any material respect to the Beneficiary. Beneficiary and its authorized representatives may enter the Property at reasonable times to inspect it.

6. Authority of Beneficiary to Perform for Trustor. If Trustor fails to perform any of Trustor’s duties set forth in this Deed of Trust, Beneficiary may, after giving Trustor notice and ten (10) days to perform, perform the duties or cause them to be performed, including without limitation signing Trustor’s name or paying any amount so required, and the cost shall be due on demand and secured by this Deed of Trust.

7. Default; Acceleration; Remedies. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), and pursuant to Section 9 of the Loan Agreement, the unpaid principal and interest owed on the Note and any other amount due under the terms of the Loan Agreement, together with all sums paid by Beneficiary as authorized or required under this Deed of Trust, shall, in Beneficiary’s discretion, be declared immediately due and payable by Beneficiary’s delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause to be sold the Property, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed of Trust, copies of the Note and the Loan Agreement and all documents evidencing expenditures secured hereby.

After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee without demand on Trustor, shall sell the Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of said property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary, may purchase at such sale.

8. Waiver. Beneficiary may waive any default without waiving any other subsequent or prior default by Trustor.

9. Receiver. Upon the occurrence of an Event of Default, without regard to the adequacy or inadequacy of the Property as security, Trustor agrees that the court may appoint a receiver of the Property without bond, and may empower the receiver to take possession of the Property and collect the rents, issues and profits of the Property and exercise such other powers as the court may grant, and may order the rents, issues and profits, when so collected, to be held and applied as the court may direct.

10. Expenses. To the extent not prohibited by law, Trustor shall pay all reasonable costs and expenses before and after judgment, including without limitation, attorneys’ fees and expenses of obtaining title evidence, incurred by Trustor or Beneficiary in protecting or enforcing their rights under this Deed of Trust.

11. Successor Trustee. Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where said property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed of Trust is recorded and the name and address of the new Trustee.

12. Severability. Invalidity or unenforceability of any provision of this Deed of Trust shall not affect the validity or enforceability of any other provision.

13. Successors and Assigns. This Deed of Trust applied to, inures to the benefit of, and binds all parties hereto, their successors, and assigns. The term Beneficiary shall mean the owner and holder, including pledgees, of the Secured Obligations, whether or not named as Beneficary herein. In this Deed, whenever the context so requires, the masculine gender includes the feminine and/or the neuter, and the singular number includes the plural.

14. Trustee Acceptance. The Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obliged to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

The undersigned acknowledges receipt of an exact copy of this Deed of Trust.

Signed and Sealed this 20th day of March, 2015.

SKYLINE HOMES, INC.

By:	/s/ Jon S. Pilarski
Name:	Jon S. Pilarski
Title:	Vice President and Treasurer

ACKNOWLEDGMENT

STATE OF WISCONSIN	)
)
COUNTY OF MILWAUKEE	)

This instrument was acknowledged before me on March 20, 2015, by Jon S. Pilarski, to me known to be the Vice President & Treasurer of Skyline Homes, Inc., a California corporation, on behalf of the corporation.

/s/ Kristin Roeper
Notary Public Milwaukee County, Wisconsin
My commission is permanent

Exhibit A

Permitted Liens

1. General and special taxes and assessments and other charges not yet due and payable.

2. Statutory lien claims not delinquent including construction and mechanic’s liens.